Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

of Warrants of

Provectus Biopharmaceuticals, Inc.

Pursuant to the Offer dated December 31, 2015

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

•	Warrants are not immediately available or Warrant holders cannot deliver Warrants to Broadridge Corporate Issuer Solutions (the “Depositary”) prior to the Expiration Time; or

•	Time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) and any other required documents, to reach the Depositary prior to the Expiration Time.

“Expiration Time” means 4:00 p.m., Eastern Time, on February 15, 2016, unless and until the Company, in its sole discretion, withdraws or extends the Offer, in which case the “Expiration Time” means the latest time and date at which the Offer, as withdrawn or extended, expires.

The Offer Letter/Prospectus and the related Letter of Transmittal, as amended or supplemented from time to time, together constitute the “Offer.”

TO:	BROADRIDGE CORPORATE ISSUER SOLUTIONS

By hand or overnight courier: Broadridge, Inc., Attn: BCIS IWS, 51 Mercedes Way, Edgewood, New York 11717

By mail:* Broadridge, Inc., Attn: BCIS Re-Organization Dept., P.O. Box 1317, Brentwood, New York 11717-0693

* If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must utilize the overnight courier address.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary, as described in the section of the Offer Letter/Prospectus entitled “The Exchange Offer—Procedure for Exercising and Tendering Existing Warrants.” The method of delivery of all required documents is at your option and risk. If delivery is by mail, it is recommended that you use registered mail with return receipt requested (properly insured).

For this notice to be validly delivered, it must be received by the Depositary at the above address before the Offer expires and be accompanied by a certified bank check or wire transfer of immediately available funds in accordance with the amount of the purchase price of the common stock being acquired upon exercise of the Warrants tendered, payable to the Depositary. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company will not be forwarded to the Depositary and will not constitute a valid delivery.

Your signature on this Notice of Guaranteed delivery must be guaranteed by an “Eligible Institution,” and the Eligible Institution must also execute the Guarantee of Delivery attached hereto. An “Eligible Institution” is a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. In addition, if the instructions to the Letter of Transmittal require a signature on a Letter of Transmittal to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By signing this Notice of Guaranteed Delivery, you exercise, upon the terms and subject to the conditions described in the Offer Letter/Prospectus and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of Warrants specified below pursuant to the guaranteed delivery procedure described in the section of the Offer Letter/Prospectus entitled “The Exchange Offer—Procedure for Exercising and Tendering Existing Warrants.”

Please list the Warrant certificates you elect to exercise.

Certificate Numbers	Number of Warrants Represented by Certificate	Number of Warrants Being Exercised

TOTAL WARRANTS EXERCISED:

SIGNATURES

Signature(s) of Warrant Holder(s)

Name(s) of Warrant Holder(s) (Please Print)

Address

City, State Zip

Telephone Number

Date

GUARANTEE OF SIGNATURES

Authorized Signature

Name

Title

Name of Firm (must be an Eligible Institution as defined in this Notice of Guaranteed Delivery)

Address

Telephone Number

Dated

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary of the Warrants tendered, in proper form for transfer, together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), and any other required documents, all within three (3) Pink Sheets trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Warrants to the Depositary, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm

Authorized Signature

Name (Please Print)

Title

Address

City, State Zip

Telephone Number

Date

NOTE: DO NOT SEND WARRANTS WITH THIS FORM. WARRANTS SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.